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                                                                    EXHIBIT 11.1

                           HASKEL INTERNATIONAL, INC.
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)


                                                                                 THREE MONTHS ENDED
                                                                              AUGUST 31,       AUGUST 29,
                                                                                 1996             1997
                                                                            -------------    -------------
                                                                              Primary &        Primary &
                                                                            Fully Diluted    Fully Diluted
                                                                            -------------    -------------

Primary and Fully Diluted Earnings
    Income from continuing operations ..................................     $ 1,022,000      $ 1,115,000
    Loss from discontinued operations, net of taxes ....................        (300,000)
                                                                            -------------    -------------
    Net income .........................................................     $   722,000      $ 1,115,000
                                                                            =============    =============

Weighted average number of shares outstanding ..........................       4,731,550        4,791,023

Dilutive effect of stock options and warrants ..........................          71,664          319,758
                                                                            -------------    -------------

Number of shares used to compute primary and
  fully diluted earnings per share .....................................       4,803,214        5,110,781
                                                                            =============    =============


Primary and Fully Diluted Earnings per Share
    Income from continuing operations ..................................     $      0.21      $      0.22
    Loss from discontinued operations, net of taxes ....................           (0.06)
                                                                            -------------    -------------
    Net income .........................................................     $      0.15      $      0.22
                                                                            =============    =============
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